Exhibit 10.1

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”) is made and entered into as of April 3, 2015, by and among Medifast, Inc. (the “Company”), Engaged Capital LLC (“Engaged”) and each of the other related Persons (as defined below) set forth on the signature pages hereto (collectively with Engaged, the “Engaged Group”). The Engaged Group and each of their Affiliates (as defined below) and Associates (as defined below) are collectively referred to as the “Investors.” The Company and the Investors are referred to herein as the “Parties.”

RECITALS

WHEREAS, the Engaged Group Beneficially Owns (as defined below) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) totaling, in the aggregate, 718,670 shares of Common Stock on the date hereof; and

WHEREAS the Company and the Investors have determined to come to an agreement with respect to the nomination of members of the Company’s board of directors (the “Board”) at the 2015 annual meeting of stockholders of the Company (including any adjournment or postponement thereof, the “2015 Annual Meeting”) and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1.          Board Matters.   (a) The Company agrees that the Board shall take all necessary actions to amend the Company’s Amended and Restated Bylaws (the “Bylaws”) to, commencing with the 2015 Annual Meeting, eliminate the classification of the Board and provide for the annual election of all directors to the Board. The Board shall adopt a resolution, effective as of the 2015 Annual Meeting, to decrease the size of the Board from twelve (12) directors to seven (7) directors; provided, that if one or both of the Additional Independent Directors (as defined below) are nominated for election at the 2015 Annual Meeting, the size of the Board shall be decreased from twelve (12) directors to eight (8) or nine (9) directors, as applicable. The Company agrees that, following such decrease in the size of the Board, the Board shall not be increased to a size greater than nine (9) directors during the Restricted Period (as defined below).

(b)          The Company agrees to take all necessary actions to nominate at the 2015 Annual Meeting the following seven (7) persons to serve as directors of the Board with a term expiring at the 2016 annual meeting of stockholders of the Company (including any adjournment or postponement thereof, the “2016 Annual Meeting”): Michael MacDonald; Glenn Welling; Kevin Byrnes; Charles Connolly; Carl Sassano; Jeff Brown; and Jori Hartwig (collectively with the Additional Independent Directors, the “Agreed Nominees”). The Company currently intends to hold the 2015 Annual Meeting on June 17, 2015 and agrees to use its reasonable best efforts to hold the 2015 Annual Meeting no later than July 17, 2015. The Company shall recommend that the Company’s stockholders vote in favor of each of the Agreed Nominees at the 2015 Annual Meeting. Immediately following the 2015 Annual Meeting, Jeff Brown shall be appointed as the Lead Director of the Board.

(c)          As promptly as practicable following the execution of this Agreement, but in any event no later than thirty (30) days from the date of this Agreement, the Company and the Engaged Group shall cooperate in good faith to agree upon two (2) additional directors (each, an “Additional Independent Director”). In order to facilitate this agreement, the Engaged Group will select one (1) director from a list of four (4) candidates to be provided in good faith by the Company and the Company will select one (1) director from a list of four (4) candidates to be provided in good faith by the Engaged Group. If either or both Additional Independent Directors are available to serve upon election at the 2015 Annual Meeting, then such Additional Independent Director or Directors shall be nominated by the Company at the 2015 Annual Meeting to serve as a director of the Board. If either or both Additional Independent Directors will not be available to serve on the Board until a date following the 2015 Annual Meeting, then such Additional Independent Director or Directors shall be appointed to the Board on the date he or she is available to so serve and the Board shall be increased by one (1) or two (2) directors at such time, as applicable. Each of the Additional Independent Directors shall be independent of each of the Company and the Engaged Group and its Affiliates and Associates, including qualifying as “independent” pursuant to New York Stock Exchange listing standards, and shall satisfy each of the criteria and requirements set forth in Section 1(h) hereof.

(d)          Each of the Investors agrees not to nominate any person for election to the Board at the 2015 Annual Meeting or submit any stockholder proposal for consideration at the 2015 Annual Meeting. At the 2015 Annual Meeting, each of the Investors agrees to appear in person or by proxy and to vote all of the Voting Securities (as defined below) it Beneficially Owns (i) in favor of the election of the Agreed Nominees, (ii) to ratify the appointment of McGladrey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, (iii) for the Declassification Proposal (as defined below) and (iv) in accordance with the Board’s recommendation with respect to any stockholder proposals or other business presented at the meeting; provided, that, in the case of this subsection (iv), Institutional Shareholder Services concurs in such recommendations (other than (w) matters related to the implementation of takeover defenses, (x) amendments to the Company’s Certificate of Incorporation or Bylaws that diminish stockholder rights, (y) Extraordinary Transactions (as defined below) or (z) new or amended incentive compensation plans submitted for stockholder approval ((w) through (z), collectively, the “Permitted Matters”), on which the Investors shall be permitted to vote in their discretion). The Board and all applicable committees of the Board shall take all necessary actions to seek stockholder ratification at the 2015 Annual Meeting of the amendment to the Bylaws to declassify the Board and elect all directors for one-year terms at the 2015 Annual Meeting (the “Declassification Proposal”). The Board shall recommend in favor of, and shall retain a proxy solicitor to solicit shareholder support for, the Declassification Proposal. The Company has obtained the agreement of Michael MacDonald and Margaret Sheetz to vote all shares over which they have voting control for the approval of the Declassification Proposal.

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(e)          Unless the Restricted Period has expired pursuant to Section 2(d), the Company will nominate the Agreed Nominees (and any substitute person appointed pursuant to Section 1(g) hereof) as its slate of nominees for election as directors of the Company at the 2016 Annual Meeting; provided, that the Company shall not be required to nominate any of Glenn Welling, Jeff Brown or Jori Hartwig if the Engaged Group ceases at any time to collectively Beneficially Own two percent (2%) or more of the outstanding Voting Securities (as defined below). The Company shall recommend that the Company’s stockholders vote in favor of each of the Agreed Nominees at the 2016 Annual Meeting. At the 2016 Annual Meeting, each of the Investors agrees to appear in person or by proxy and to vote all of the Voting Securities it Beneficially Owns (i) in favor of the election of the nominees recommended by the Board for election, (ii) to ratify the appointment of the independent registered public accounting firm designated by the Board as the Company’s independent registered public accounting firm for such fiscal year, and (iii) in accordance with the Board’s recommendation with respect to (A) the Company’s “say-on-pay” proposal and (B) any stockholder proposals or other business presented at the meeting; provided, that, in the case of this subsection (iii), Institutional Shareholder Services concurs in such recommendations (other with respect to any Permitted Matter, on which the Investors shall be permitted to vote in their discretion).

(f)          The Company agrees that: (i) Jeff Brown will be appointed to the Executive and Audit Committees of the Board; (ii) Glenn Welling will be appointed to the Special Mergers & Acquisitions and Compensation Committees of the Board; and (iii) Jori Hartwig will be appointed to the Nomination Committee of the Board. The Company further agrees that the Agreed Nominees will be considered along with all other Board members for Board committee appointments in connection with the Board’s annual review of committee composition. The Board will not utilize committees of the Board for the purpose of excluding the Engaged Designee in order to limit his or her participation in substantive deliberations of the Board.

(g)          The Company agrees that if Glenn Welling (including any substitute person recommended pursuant to this Section 1(g), the “Engaged Designee”) is unable to serve as a director, resigns as a director or is removed as a director without cause prior to the 2016 Annual Meeting, then the Engaged Group shall have the ability to recommend a substitute person for appointment or election to the Board; provided, that any substitute person recommended by the Engaged Group shall qualify as “independent” pursuant to New York Stock Exchange listing standards and have relevant financial and business experience to fill the resulting vacancy. In the event the Nominating Committee of the Board (the “Nominating Committee”) does not accept a substitute person recommended by the Engaged Group, the Engaged Group will have the right to recommend additional substitute persons for consideration by the Nominating Committee. Upon the acceptance of a replacement director nominee by the Nominating Committee, the Board will take such actions as necessary to appoint such replacement director to the Board no later than five (5) business days after the Nominating Committee’s recommendation of such replacement director. The Company agrees that if any of Jeff Brown, Jori Hartwig or the Additional Independent Director recommended by the Engaged Group is unable to serve as a director, resigns as a director or is removed as a director without cause prior to the 2016 Annual Meeting, then the Engaged Group and the Company shall work together to identify mutually-acceptable substitute persons to fill the resulting vacancies and any such substitute persons shall be subject to review and approval by the Nominating Committee and shall be reasonably satisfactory to the Engaged Group.

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(h)          As of the date of this Agreement, each of the Parties represents and warrants to the other Parties that it is not aware of any facts that would suggest that any of the Agreed Nominees: (i) is not “independent” in accordance with the listing standards for the New York Stock Exchange and any other applicable director independence standards (other than Michael MacDonald, the Company’s Chairman and Chief Executive Officer); (ii) is not otherwise qualified to serve as a director of the Company in accordance with the Company’s Corporate Governance Guidelines and Code of Conduct and Business Ethics, including all applicable conflict of interest, confidentiality, stock ownership and insider trading policies and guidelines of the Company (collectively, the “Governance Guidelines”); or (iii) is a party to (A) any agreement, arrangement or understanding with any Person (I) concerning how such Agreed Nominee, if elected as a director of the Company, will act or vote on any issue or question or (II) that could limit or interfere with such Agreed Nominee’s ability to comply, if elected as a director of the Company, with such Agreed Nominee’s fiduciary duties under applicable law or (B) any agreement, arrangement or understanding with any person other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company (other than Glenn Welling) (such agreements, arrangements or understandings, “Restrictive Agreements”). Each of the Parties acknowledges and agrees that each of the Agreed Nominees (and each substitute person recommended pursuant to Section 1(g) hereof) will be required to: (w) comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the Board, including the Governance Guidelines; (x) not enter into any Restrictive Agreements; (y) keep confidential all Company Confidential Information (as defined below) and not disclose to any third parties discussions or matters considered in meetings of the Board or Board committees (other than to the limited extent permitted under Section 4 hereof); and (z) complete the Company’s standard director and officer questionnaire and other reasonable and customary director documentation (including a representation and agreement as contemplated by the Bylaws) required by the Company in connection with the election of Board members. Upon election to the Board, each of the Agreed Nominees will be subject to the same protections and obligations, and shall have the same rights and benefits, as are applicable to all other directors of the Company.

(i)          During the period from the date of this Agreement until the 2015 Annual Meeting, each of Glenn Welling and Jeff Brown shall be entitled upon request to (i) receive copies of all written information furnished to the Board during such period and (ii) be permitted to be present as a non-voting Board observer at all meetings of the Board (whether by phone or in person) and all meetings of the Board or any committee of the Board that includes at least three (3) directors; provided, that such information shall be subject to the confidentiality and use restrictions set forth in Section 4 hereof; and provided, further, that the Company shall be entitled to withhold any information as is reasonably determined by the Company to be necessary to protect the Company’s attorney-client privilege or attorney work-product privilege.

2.          Standstill.  (a)  From and after the date of this Agreement until the day that is three (3) months following the date of the 2016 Annual Meeting (such period, the “Restricted Period”), none of the Investors shall, directly or indirectly, and each Investor agrees and shall cause each of its Affiliates and Associates not to, directly or indirectly, with respect to the Company (it being understood that the foregoing shall not restrict Glenn Welling from discussing such matters addressed below privately with other members of the Board solely in his capacity as a director in a manner consistent with his fiduciary duties to the Company so long as such discussions would not reasonably be likely to require public disclosure by the Engaged Group):

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(i)          solicit proxies or written consents of stockholders (including, without limitation, any solicitation of consents with respect to the call of a special meeting of stockholders) or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the voting securities of the Company (“Voting Securities”), or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in or in any way engage or assist any third party in any “solicitation” (as such term is defined under the Exchange Act) of any proxy, consent or other authority to vote or withhold from voting any Voting Securities;

(ii)         encourage, advise or influence any Person, or assist any third party in so encouraging, advising or influencing any Person, with respect to the giving or withholding of any proxy, consent or other authority to vote any Voting Securities or in conducting any type of referendum;

(iii)        form, join or in any way participate in a partnership, limited partnership, syndicate or “group” (as defined under Section 13(d) of the Exchange Act), with respect to the Voting Securities (other than a “group” that includes only other members of the Engaged Group), or otherwise support or participate in any effort by, or enter into any discussions, negotiations, arrangements or understandings with, a third party with respect to the matters set forth in this Section 2;

(iv)        seek or encourage any Person to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the election or removal of any directors or with respect to the submission of any stockholder proposal, except that this clause (iv) shall not limit the rights of the Engaged Group as expressly set forth in Section 1(g) of this Agreement;

(v)         present (or request to present) at any annual meeting or any special meeting of the Company’s stockholders or in connection with any action by written consent, any proposal for consideration for action by stockholders or propose (or request to propose) any nominee for election to the Board or seek representation on the Board or the removal of any member of the Board, except that this clause (v) shall not limit the rights of the Engaged Group as expressly set forth in Section 1(g) of this Agreement;

(vi)        except with respect to the Permitted Matters, grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like);

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(vii)       make any request under Section 220 of the Delaware General Corporation Law (other than under Section 220(d) solely in the Engaged Designee’s capacity as a director in a manner consistent with his fiduciary duties to the Company) or other applicable legal provisions regarding inspection of books and records or other materials (including stocklist materials);

(viii)      institute, solicit, assist or join as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions), other than to enforce the provisions of this Agreement;

(ix)         acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person or by joining a partnership, limited partnership, syndicate or other “group” (as defined under Section 13(d) of the Exchange Act), Beneficial Ownership of Voting Securities in an amount that would result in the Beneficial Ownership by such Investor of ten percent (10%) or more of the outstanding Voting Securities;

(x)          without the prior approval of the Board, separately or in conjunction with any other Person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose, suggest or recommend (publicly or to the Company), or participate in, effect or seek to effect, any tender offer or exchange offer, merger, acquisition, business combination, reorganization, restructuring, recapitalization, sale or acquisition of assets, liquidation, or dissolution involving the Company or any of its Affiliates or its or their securities or the assets or businesses of the Company or any of its Affiliates (collectively, an “Extraordinary Transaction”); or

(xi)         take any action which would cause or require the Company to make public disclosure regarding any of the foregoing or request, directly or indirectly, any amendment or waiver of the foregoing in a manner that would reasonably be likely to require public disclosure by the Investor or the Company.

(b)          As used in this Agreement: (i) the term “Beneficial Owner” shall have the same meaning as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a Person will also be deemed to beneficially own (A) all Voting Securities which such Person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (B) all Voting Securities in which such Person has any economic interest, including, without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of any Voting Securities (and the term “Beneficially Own” shall have a correlative meaning); and (ii) the terms “Person” or “Persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

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(c)          Notwithstanding the limitations set forth in this Section 2, each of the Investors shall be entitled to:

(i)          vote its shares as it determines in its sole discretion with respect to any Permitted Matter if such matters are duly brought before the 2015 Annual Meeting or the 2016 Annual Meeting; or

(ii)         disclose, publicly or otherwise, how it intends to vote or act with respect to any Permitted Matter and its reasons for doing so; provided, that any such disclosure shall be made in a consistent manner and include all members of the Engaged Group.

(d)          Without limiting any of the Parties’ rights or remedies under this Agreement, in the event that the Company does not select one of the four candidates provided by the Engaged Group and nominate or appoint such candidate as an Additional Independent Director in accordance with the terms of this Agreement, then the Restricted Period shall be deemed to expire on the day that is thirty (30) days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2016 Annual Meeting.

3.          Non-Disparagement.  During the Restricted Period, the Company, on the one hand, and each Investor, on the other hand, will each refrain from making, and will cause their respective Affiliates and Associates and its and their respective Representatives (as defined below) not to make, any statement or announcement that relates to or constitutes an ad hominem attack on, or that relates to and otherwise disparages, impugns or is reasonably likely to damage the reputation of, (a) in the case of statements or announcements by or on behalf of such Investor, the Company or any of its Affiliates or Associates or any of its or their respective officers, directors or employees or any person who has served as an officer, director or employee of the Company or any of its Affiliates or Associates; and (b) in the case of statements or announcements by or on behalf of the Company, each Investor and its respective Affiliates and Associates and its and their respective principals, directors, officers, employees, members or general partners or any person who has served as such. The foregoing will not prevent the making of any factual statement in any compelled testimony or the production of information, whether by legal process, subpoena or as part of a response to a request for information from any governmental authority with jurisdiction over the Party from whom information is sought. For purposes of this Agreement, “Representatives”, with respect to each Party, shall mean such Party’s principals, directors, officers, employees, general partners, members, agents, representatives, attorneys and advisors acting at the direction or on behalf of such Party.

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4.          Confidentiality.  The Company understands and agrees that, subject to the terms of, and in accordance with, this Agreement, the Engaged Designee may, if and to the extent he or she desires to do so (and subject to his or her fiduciary duties), confidentially disclose information he or she obtains while serving as a member of the Board or of any committee of the Board to the Engaged Group. Each member of the Engaged Group acknowledges and agrees that this information is confidential and proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to the Engaged Group and, subject to the restrictions set forth in this Section 4, each member of the Engaged Group agrees to treat any and all information concerning or relating to the Company or any of its Affiliates or Associates that is furnished to it or to the Engaged Designee (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by the Engaged Designee, or by or on behalf of the Company or any of its Representatives, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Company Confidential Information”), in accordance with the provisions of this Agreement. Each member of the Engaged Group will, and will cause its Representatives to, (a) keep the Company Confidential Information strictly confidential and (b) not disclose any of the Company Confidential Information in any manner whatsoever without the prior written consent of the Company; provided, however, that members of the Engaged Group may privately disclose any of such information to their respective Representatives (i) who need to know such information for the sole purpose of advising such member of the Engaged Group on its investment in the Company and (ii) who are informed by such member of the Engaged Group of the confidential nature of such information and agree to abide for the benefit of the Company to the terms hereof; provided, further, that such member of the Engaged Group will be responsible for any violation of this Agreement by its Representatives as if they were parties hereto. It is understood and agreed that the Engaged Designee shall not disclose to the Engaged Group or its Representatives any Legal Advice (as defined below) that may be included in the Company Confidential Information with respect to which such disclosure may constitute waiver of the Company’s attorney-client privilege or attorney work-product privilege. “Legal Advice” as used herein shall include any advice provided by legal counsel that is protected by the attorney-client or attorney work-product privilege. The obligations set forth in this Section 4 shall expire six (6) months after the date on which the Engaged Designee (or any other representative of the Engaged Group, which for the avoidance of doubt does not include Mr. Brown or Ms. Hartwig) no longer serves as a director of the Company; provided, that each member of the Engaged Group shall maintain in accordance with the confidentiality obligations set forth herein any Company Confidential Information constituting trade secrets for such longer time as such information constitutes a trade secret of the Company.

5.          Representations and Warranties of the Company.  The Company represents and warrants to the Engaged Group that: (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto; (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound or (iii) result in or constitute a change in control for purposes of any of the Company’s existing severance, compensation or change in control agreements and arrangements.

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6.          Representations and Warranties of the Engaged Group.  Each member of the Engaged Group represents and warrants to the Company that: (a) the authorized signatory of such member of the Engaged Group set forth on the signature page hereto has the power and authority to execute this Agreement and to bind it thereto; (b) this Agreement has been duly and validly authorized, executed and delivered by such member of the Engaged Group, constitutes a valid and binding obligation and agreement of such member of the Engaged Group and is enforceable against such member of the Engaged Group in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) the execution, delivery and performance of this Agreement by such member of the Engaged Group does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such member of the Engaged Group, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member of the Engaged Group is a party or by which it is bound; and (d) as of the date of this Agreement, (i) the Engaged Group Beneficially Owns in the aggregate 718,670 shares of Common Stock and (ii) the Engaged Group does not currently have, and does not currently have any right to acquire, any interest in any other securities of the Company or derivative or equity-linked positions therein, except as disclosed in its Schedule 13D initially filed with the Securities and Exchange Commission on May 14, 2014, as subsequently amended.

7.          Press Release.  Following the execution of this Agreement, the Company and the Investors shall jointly issue a mutually agreeable press release announcing certain terms of this Agreement.

8.          Specific Performance.  Each Investor, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Parties hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that each Investor, on the one hand, and the Company, on the other hand (the “Moving Party”), shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other Parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 8 is not the exclusive remedy for any violation of this Agreement.

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9.          Expenses.  Each Party shall each be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement and the transactions contemplated hereby, including, but not limited to, any matters related to the 2015 Annual Meeting; provided, however, that the Company shall reimburse the Engaged Group for the reasonable and documented legal and search firm fees and expenses incurred by the Engaged Group in connection herewith in an amount not to exceed $100,000.

10.         Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

11.         Notices.  Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Medifast, Inc.

3600 Crondall Lane

Owings Mills, Maryland 21117

Facsimile No.: (443) 471-3323

Attention: Jason L. Groves, Executive Vice President and General Counsel

With copies (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Facsimile No.: (212) 504-6666

Attention: William P. Mills

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If to the Engaged Group:

Engaged Capital, LLC

610 Newport Center Drive, Suite 250

Newport Beach, California 92660

Facsimile No.: (949) 734-7901

Attention: Glenn Welling

With copies (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

65 East 55 Street, Park Avenue Tower

New York, New York 10022

Facsimile No.: (212) 451-2222

Attention: Steve Wolosky

12.         Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof that would result in the application of the laws of another jurisdiction. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Parties hereto or their successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware (or, if any such court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) and any appellate court therefrom. Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

13.         Affiliates and Associates; Construction.  Each member of the Engaged Group agrees that it will cause its Affiliates and Associates to comply with the terms of this Agreement. As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all Persons that at any time during the Restricted Period become Affiliates or Associates of any Person referred to in this Agreement. The obligations of the members of the Engaged Group will be joint and several among such members.

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14.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties (including by means of electronic delivery or facsimile).

15.         Entire Agreement; Amendment and Waiver; Successors and Assigns; Third-Party Beneficiaries.  This Agreement contains the entire understanding of the Parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each of the Company and Engaged. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to any member of the Engaged Group, the prior written consent of the Company, and with respect to the Company, the prior written consent of Engaged. This Agreement is solely for the benefit of the Parties hereto and is not enforceable by any other Persons.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

MEDIFAST, INC.

By:	/s/ Jason L. Groves, Esq.
Name: Jason L. Groves, Esq.
Title: Executive Vice President and General Counsel

[Signature Page to Cooperation Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

ENGAGED GROUP:

Engaged Capital Master Feeder I, LP

By:	Engaged Capital, LLC, its General Partner

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Managing Member and Chief Investment Officer

Engaged Capital Master Feeder II, LP

By:	Engaged Capital, LLC, its General Partner

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Managing Member and Chief Investment Officer

Engaged Capital I, LP

By:	Engaged Capital, LLC, its General Partner

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Managing Member and Chief Investment Officer

[Signature Page to Cooperation Agreement]

Engaged Capital I Offshore, Ltd.

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Director

Engaged Capital II, LP

By:	Engaged Capital, LLC, its General Partner

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Managing Member and Chief Investment Officer

Engaged Capital II Offshore Ltd.

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Director

Engaged Capital, LLC

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Managing Member and Chief Investment Officer

[Signature Page to Cooperation Agreement]

Engaged Capital Holdings, LLC

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Sole Member

/s/ Glenn W. Welling
Glenn W. Welling

[Signature Page to Cooperation Agreement]